Exhibit 10.2

Addendum to Contribution, Conveyance and Assumption Agreement Dated as of October 3, 2016

This Addendum to Contribution, Conveyance and Assumption Agreement (this “Addendum”) is made and entered into as of the date first set forth above by and between Yangtze River Development, Ltd., a Nevada corporation (the “Contributor” or “YERR”), Armada Enterprises GP, LLC, a Delaware limited liability company (the “General Partner”), and the General Partner’s subsidiary, Wight International Construction, LLC, a Delaware limited liability company (“Wight Construction”).

WHEREAS, the parties hereto are the parties to that certain Contribution, Conveyance and Assumption Agreement, dated as of October 3, 2016 (together with all addendums and amendments thereto, the “Agreement”); and

WHEREAS, the parties hereto now wish to enter into this Addendum to set clarify their intent and agreements with respect to the Agreement and the transactions contemplated therein;

NOW THEREFORE, in consideration of the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby irrevocably acknowledged by the parties hereto, and intending to be legally bound, and notwithstanding anything to the contrary in the Agreement, the parties hereby agree as follows:

1. Terms used herein without definition shall have the meaning given in the Agreement.

2. In connection with the transactions contemplated in the Agreement, the Parties agree that the agreement of the parties with respect to such transactions is as follows:

(a)	YERR subscribes to acquire 100,000,000 Preferred B Membership Units of Wight Construction in exchange for 60,000,000 shares of YERR common stock and a convertible promissory note of YERR payable to Wight Construction in the amount of $500,000,000 USD.

(b)	Of the 60,000,000 shares of YERR common stock, 50,000,000 shares will be issued at the Closing and 10,000,000 shares will be reserved with YERR’s transfer agent to be issued upon the General Partner’s obtaining financing for YERR's construction project in China (the “Construction Project”) of $1,000,000,000 USD over a 3-year period.

(c)	The General Partner will deposit $2,000,000 USD with YERR to be held as a break-up fee in the event that the General Partner fails to obtain at least $50,000,000 USD in financing for the Construction Project, but which shall be used for working capital for the Construction Project after the $50,000,000 USD in financing is procured.

(d)	YERR will engage Wight Construction as the engineering, procurement and construction firm for the Construction Project.

(e)	The General Partner covenants to audit and contribute Wight Construction to Armada Enterprises, LP (after it is formed from the conversion of Bim Homes, Inc., a General Partner subsidiary) and in the contribution, YERR’s Wight Construction Preferred Membership Units will be exchanged for LP Units.

3. The intent of the Parties is that this Addendum shall not amend any of the terms of the Agreement, but is being entered into by and between the Parties for the intent of clarifying and summarizing the intent of the Parties with respect to the agreements of the Parties in the Agreement. In the event of any conflict between the Agreement and this Addendum, the Agreement shall control, and the Agreement shall remain in full force and effect.

4. The provisions of Article X of the Agreement (Miscellaneous) shall apply to this Addendum as though fully set forth herein.

5. This Addendum may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[Signatures appear on following page]

IN WITNESS WHEREOF, the Parties have duly executed this Addendum as of the date first written above.

YANGTZE RIVER DEVELOPMENT, LTD

By:	/s/ Xiangyao Liu
Name:	Xiangyao Liu
Title:	Chief Executive Officer

ARMADA ENTERPRISES GP, LLC

By:	/s/ George Wight
Name:	George Wight
Title:	Managing General Partner

WIGHT INTERTANTIONAL CONSTRUCTION, LLC
By: Armada Enterprises GP, LLC

By:	/s/ George Wight
Name:	George Wight
Title:	Managing General Partner